CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, President, and Christopher Berarducci, Principal Financial Officer of Western Asset Inflation-Linked Income Fund (the “Registrant”), each certify to the best of their knowledge that:

1.  The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2024 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President	Principal Financial Officer
Western Asset Inflation-Linked Income Fund	Western Asset Inflation-Linked Income Fund

/s/ Jane Trust	/s/ Christopher Berarducci
Jane Trust	Christopher Berarducci
Date: January 24, 2025	Date: January 24, 2025

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.